Exhibit 10.19

SECURITY AGREEMENT
WELLS FARGO	EQUIPMENT

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned LaCrosse Footwear, Inc., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in all goods, tools, machinery, furnishings, furniture and other equipment, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, whether in the possession of Debtor or any other person and whether located on Debtor’s property or elsewhere, and all improvements, replacements, accessions and additions thereto and embedded software included therein (collectively called “Collateral”), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles and other rights to payment of every kind now or at any time hereafter arising from any such sale, lease, collection, exchange or other disposition of any of the foregoing, (b) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and (c) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called “Proceeds”).

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank under the Third Amended and Restated Credit Agreement of even date herewith between Debtor and Bank, as amended, renewed or restated from time to time (the “Credit Agreement”), including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor under the Credit Agreement, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder, subject, however, to the terms of the Credit Agreement regarding the use of insurance proceeds, and the right of Debtor to retain and use proceeds of the sale of inventory in the ordinary course of business when an Event of Default does not exist.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds, except security deposits (and interest thereon), goods in transit or that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business or Proceeds used in the ordinary course of business; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, or Permitted Encumbrances, as defined in the Credit Agreement, or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein are true and complete in all material respects; and (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office.

6. COVENANTS OF DEBTOR.

6.1 Debtor agrees in general: (a) to pay Indebtedness secured hereby when due; (b) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, except to the extent caused by Bank after taking possession or control thereof; (c) to permit Bank to exercise its powers; (d) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (e) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (f) not to change the places where Debtor keeps any Collateral (except security deposits (and interest thereon), goods in transit, goods that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business) or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (g) to cooperate with Bank in perfecting all security interests granted herein as required in the Credit Agreement and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

6.2 Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (a) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (b) where applicable, to insure the tangible moveable Collateral (other than warehouse receipts, bills of sale, bills of lading and other documents, instruments, and money) with Bank named as a loss payee as its interest may appear, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (c) to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use the Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (d) not to permit any security interest in or lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank or as set forth in the Credit Agreement, or Permitted Encumbrances; (e) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (f) not to remove the Collateral (other than goods in transit, goods that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business) from Debtor’s premises, except (A) for deliveries to buyers in the ordinary course of Debtor’s business, and deliveries of damaged, obsolete, surplus or worn-out property, and (B) Collateral which consists of mobile goods as defined in the Oregon Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days from Debtor’s premises except in the ordinary course of Debtor’s business; (g) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business, sales of damaged, obsolete, surplus, or worn-out property, or as otherwise permitted herein or in the Credit Agreement; (h) not to rent, lease or charter the Collateral; (i) to permit Bank to inspect the Collateral at any time; (j) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (k) if requested by Bank during the continuance of an Event of Default, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (l) not to commingle Proceeds or collections thereunder with other property; (m) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any Collateral or Proceeds in any material respect; (n) in the event Bank elects to receive payments of Proceeds hereunder during the continuance of an Event of Default, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (o) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep the Collateral in good and saleable condition and repair, to deal with the Collateral in accordance with the standards and practices adhered to generally by owners of like property, including with respect to defective and returned products (which may be repaired or disposed of in any lawful manner); and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims, subject to offsets in the ordinary course of business for defective inventory; and (p) from time to time, when requested by Bank, to prepare and deliver to Bank a schedule of all Collateral and Proceeds.

6.3 Except as specifically set forth in writing by Bank and the effect of leases and applicable law that convey fixtures or improvements to landlords, Debtor shall not sell or transfer equipment, provided, however, that Debtor may sell or transfer damaged, obsolete, worn-out, and surplus equipment Collateral with an aggregate book value not to exceed $500,000.00 in each of Debtor’s fiscal years.

7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, if Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension or modification agreements with respect thereto; (c) to release persons liable on Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor, and promptly deliver the originals thereof (or, if the mail consists of Collateral or Proceeds, copies) to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness secured hereby or replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and (o) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness secured hereby.

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay or secure by bond (or contest in good faith, provided adequate reserves are made therefor and no enforcement proceedings against any Collateral has been instituted that are not stayed or dismissed within sixty days thereafter), prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at the rate set forth in Section 15 of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness secured hereby, or (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness secured hereby; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any material impairment of the rights of Bank in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes that $2,000,000.00 or more of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value. As used in this Section 9, “material impairment” means having an adverse effect of at least $2,000,000.00.

10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Oregon Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank or that fulfill contracts of sale previously entered into in the ordinary course of business; (c) at Bank’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness secured hereby in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness secured hereby (which shall be subject to the terms of the Credit Agreement), Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

12. STATUTE OF LIMITATIONS. Until all Indebtedness secured hereby shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13. MISCELLANEOUS. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. After the occurrence and during the existence of an Event of Default, Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

19. DEFINED TERMS. Terms used in this Agreement which are defined in the Credit Agreement or the Line of Credit Note shall have the same meaning herein that they are given therein.

Debtor warrants that Debtor is an organization registered under the laws of Wisconsin.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 17634 NE Airport Way, Portland, OR 97230

Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 12021 NE Airport Way, Suite B, Portland OR 97220; 18201 NE Portal Way, Portland, OR 97230; 5312 NE 148th Avenue, Portland, OR 97230-3438; 5352 Performance Way, Whitestown, IN 46075; and 17634 NE Airport Way, Portland, OR 97230. Debtor sells inventory in the ordinary course of business to LaCrosse Denmark, which stores it at Niels Ebbesens Vej 19 DK-1911 Frederiksberg, Denmark or at Scan Global Logistics, True Mollevej 1,8381 Tilst, Denmark, or in transit, and which ships inventory under customary sale and shipping terms to its customers, and to vendors as samples, and which disposes of defective or out of date inventory in the ordinary course of business.

IN WITNESS WHEREOF, this Agreement has been duly executed as of December 22, 2011.

LaCrosse Footwear, Inc.

By:	/s/ David P. Carlson
David P. Carlson, Executive Vice President/Chief Financial Officer

By:	/s/ Joseph P. Schneider
Joseph P. Schneider, President/Chief Executive Officer